Exhibit 24.1

Power of Attorney

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby make, constitute and appoint Sequential Brands Group, Inc. and Yehuda Shmidman as the undersigned's true and lawful attorneys-in-fact with full power and authority as hereinafter described to:

1.	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or beneficial owner of Sequential Brands Group, Inc. (the "Company"), any Form 3 or Form 4 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder with respect to any voting arrangements, acquisitions or dispositions of shares of common stock of Heelys, Inc.; and

2.	take any other action of any type whatsoever in connection with the foregoing (including, without limitation, the filing of this Power of Attorney), which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grant to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledge that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned no longer are required to file Form 3 or Form 4 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 17th day of December, 2012.

WHEELS MERGER SUB INC.

By: /s/ William Sweedler
Name: William Sweedler
Title: President

TCP WR Acquisition, LLC

By: Tengram Capital Associates, LLC

Managing member of TCP WR Acquisition, LLC

By: /s/ William Sweedler
Name: William Sweedler
Title: Member

Tengram Capital Associates, LLC

By: /s/ William Sweedler
Name: William Sweedler
Title: Member

/s/ Matthew Eby MATTHEW EBY /s/ Richard Gersten RICHARD GERSTEN /s/ William Sweedler WILLIAM SWEEDLER